U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (Date of earliest event reported):
                                February 27, 2004

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
             (Exact name of Registrant as specified in its charter)

                                    Maryland
                            (State of Incorporation)

                  Investment Company Act File Number: 811-00831
                            (Commission File Number)

                                   13-4064344
                      (I.R.S. Employer Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

                                 (212) 850-1864
              (Registrant's telephone number, including area code)


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ITEM 9. REGULATION FD DISCLOSURE.

On February 25, 2004, a special meeting of the stockholders of Seligman New Technologies Fund, Inc. (the "Fund") was held at 100 Park Avenue, New York, New York. A quorum was present at the meeting. This special meeting took place due to an adjournment of the initial meeting scheduled on January 23, 2004.

At the meeting, the following proposals were approved by the Fund's stockholders in accordance with applicable law: (i) a proposal to authorize a plan to liquidate and dissolve the Fund and (ii) a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock.

As a result of the foregoing, the Fund's investment manager is implementing the Fund's plan of liquidation. The Fund expects that the process of liquidating the Fund's investments will take several years to complete due to the illiquid nature of a substantial portion of its assets.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of February, 2004.

                                        SELIGMAN NEW TECHNOLOGIES FUND, INC.


                                        By: /s/ Lawrence P. Vogel
                                            --------------------------------
                                            Lawrence P. Vogel
                                            Treasurer